NEWS RELEASE

For Immediate Release
April 24, 2017

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces First Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.1 billion bank holding company headquartered in Charleston, today announced quarterly net income of $16.0 million and diluted earnings of $1.04 per share.

Highlights of the Company’s first quarter performance and results included the following:

•	Return on assets and return on tangible equity of 1.60% and 16.5%, respectively.

•	Net interest income increased $1.9 million from the quarter ended March 31, 2016 (excluding accretion from fair value adjustments).

•	Realized $4.3 million of investment gains from the sales of pooled trust preferred securities during the quarter ended March 31, 2017.

•	Total loan growth of $27.9 million (3.7% annualized) from December 31, 2016 to March 31, 2017.

•	Average total deposit balances grew $82.7 million, or 2.6%, from the quarter ended December 31, 2016 to the quarter ended March 31, 2017.

•	Sold 441,000 shares of common stock at a weighted average price of $64.48 per share, net of broker fees.

•	Increased our quarterly dividend from $0.43 per quarter to $0.44 per quarter.

Net Interest Income

The Company’s tax equivalent net interest income increased $0.2 million, or 0.5%, from $30.6 million for the fourth quarter of 2016 to $30.8 million for the first quarter of 2017. Investment interest income increased $0.4 million from the quarter ended December 31, 2016. This increase was partially offset by increased interest expense on interest bearing liabilities ($0.3 million). The Company’s reported net interest margin increased from 3.42% for the fourth quarter of 2016 to 3.45% for the first quarter of 2017. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 3.42% for the quarter ended March 31, 2017 and 3.37% for the quarter ended December 31, 2016.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.61% at December 31, 2016 to 0.52% at March 31, 2017. Total nonperforming assets decreased from $18.7 million at December 31, 2016 to $15.9 million at March 31, 2017. Excluded from this ratio are purchased credit-impaired loans for which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. Total past due loans decreased from $8.6 million, or 0.28% of total loans outstanding, at December 31, 2016 to $6.2 million, or 0.20% of total loans outstanding, at March 31, 2017.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $0.7 million in the first quarter of 2017, compared to $0.5 million for the comparable period in 2016 and $1.3 million for the fourth quarter of 2016. The provision for loan losses recorded in the first quarter of 2017 reflects the growth in the loan portfolio, changes in the quality of the portfolio, and general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

During the first quarter of 2017, the Company realized $4.3 million of investment gains. These gains represented partial recoveries of impairment charges previously recognized on pooled trust preferred securities. As a result of these sales, the Company no longer holds any pooled trust preferred securities in its investment portfolio. Exclusive of this gain, non-interest income increased from $13.1 million for the first quarter of 2016 to $14.2 million for the first quarter of 2017. This increase was mainly due to an increase of $0.5 million in bank owned life insurance revenues due to death benefit proceeds, an increase of $0.4 million, or 6.8%, in service charges, and an increase of $0.2 million, or 4.4%, in bankcard revenues.

Non-interest Expenses

Non-interest expenses increased $0.5 million (1.9% increase), from $24.2 million in the first quarter of 2016 to $24.6 million in the first quarter of 2017. This increase was primarily due to an increase in salaries and employee benefits of $0.4 million due primarily to salary increases.

Balance Sheet Trends

Loans increased $27.9 million (0.9%) from December 31, 2016 to $3.07 billion at March 31, 2017. Commercial real estate loans increased $20.6 million (1.7%) and commercial and industrial loans increased $19.3 million (10.4%). These increases were partially offset by decreases in residential real estate loans ($6.7 million) and home equity junior lien loans ($2.8 million).

Total average depository balances increased $82.7 million, or 2.6%, from the quarter ended December 31, 2016 to the quarter ended March 31, 2017. The Company experienced increases in savings deposits ($38.3 million), interest-bearing deposits ($18.7 million), time deposits ($16.1 million) and noninterest-bearing demand deposits ($9.6 million).

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2017 was 32.3% compared to 32.5% for the year ended December 31, 2016, and 33.4% for the quarter ended March 31, 2016.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 90.6% and the loan to asset ratio was 74.5% at March 31, 2017. The Company maintained investment securities totaling 13.4% of assets as of the same date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 56.5% of assets at March 31, 2017. Time deposits fund 25.7% of assets at March 31, 2017, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized due in part to the sale of additional common shares in the fourth quarter of 2016 and the first quarter of 2017 discussed below. The Company’s tangible equity ratio increased from 9.3% at December 31, 2016 to 10.0% at March 31, 2017. At March 31, 2017, City National Bank’s Leverage Ratio was 8.40%, its Common Equity Tier I ratio was 11.74%, its Tier I Capital ratio was 11.74%, and its Total Risk-Based Capital ratio was 12.44%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 29, 2017, the Board approved a quarterly cash dividend of $0.44 per share payable April 28, 2017, to shareholders of record as of April 14, 2017. This increase represented a 2.3% increase from the $0.43 per share cash dividend paid in the fourth quarter of 2016. During the quarter ended March 31, 2017, the Company sold 441,000 common shares at a weighted average price of $64.48 per share, net of broker fees pursuant to an at-the-market common stock offering. Through April 21, 2017, the Company has sold approximately 548,000 shares under the at-the-market offering at a weighted average price of $64.82 per share, net of broker fees.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 85 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2017 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2017 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

Earnings
Net Interest Income (FTE)	$30,804	$30,638	$30,002	$29,863	$29,312
Net Income available to common shareholders	16,026	14,656	13,232	12,541	11,702

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.04	$0.97	$0.88	$0.83	$0.78
Diluted	1.04	0.97	0.88	0.83	0.78
Weighted average number of shares:
Basic	15,252	14,894	14,899	14,889	14,916
Diluted	15,277	14,914	14,909	14,902	14,927
Period-end number of shares	15,586	15,128	15,007	15,005	14,971
Cash dividends declared	$0.44	$0.43	$0.43	$0.43	$0.43
Book value per share (period-end)	30.90	29.25	28.97	28.60	27.93
Tangible book value per share (period-end)	25.83	24.01	23.69	23.30	22.61
Market data:
High closing price	$67.93	$68.29	$50.60	$50.14	$47.78
Low closing price	60.86	48.49	44.53	43.06	40.82
Period-end closing price	64.48	67.6	50.29	45.47	47.78
Average daily volume	57	57	61	63	71
Treasury share activity:
Treasury shares repurchased	—	—	—	2	229
Average treasury share repurchase price	$—	$—	$—	46.65	43.31
Common share issuance:
Common shares issued (in thousands)	441	108	—	—	—
Average common share issue price (a)	$64.48	$66.21	—	—	—

Key Ratios (percent)
Return on average assets	1.60%	1.49%	1.38%	1.31%	1.25%
Return on average tangible equity	16.50%	16.10%	14.90%	14.50%	13.80%
Yield on interest earning assets	3.88%	3.81%	3.85%	3.95%	3.91%
Cost of interest bearing liabilities	0.54%	0.50%	0.49%	0.49%	0.48%
Net Interest Margin	3.45%	3.42%	3.48%	3.56%	3.53%
Non-interest income as a percent of total revenue	31.90%	32.10%	32.10%	31.60%	31.10%
Efficiency Ratio (a)	53.80%	48.90%	56.30%	55.60%	56.80%

Price/Earnings Ratio (b)	15.51	17.38	14.33	13.66	15.4

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.66%	11.25%	11.35%	11.13%	11.23%
Tangible equity to tangible assets	9.95%	9.30%	9.39%	9.38%	9.03%
Consolidated risk based capital ratios (c):
CET I	14.61%	13.41%	13.00%	13.21%	13.38%
Tier I	15.18%	13.98%	13.59%	13.82%	14.00%
Total	15.91%	14.73%	14.33%	14.57%	14.78%
Leverage	10.83%	10.08%	9.92%	9.74%	9.78%

Other
Branches	85	85	85	85	85
FTE	833	847	834	852	854

Assets per FTE	$4,951	$4,704	$4,636	$4,468	$4,484
Deposits per FTE	4,073	3,815	3,812	3,688	3,732

(a) The common share issue price is presented net of commissions and excludes one-time offering costs of approximately $265,000.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) March 31, 2017 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Interest Income
Interest and fees on loans	$30,104	$30,126	$29,444	$29,640	$28,927
Interest on investment securities:
Taxable	3,444	3,277	3,183	2,927	3,005
Tax-exempt	663	481	419	365	357
Interest on deposits in depository institutions	3	—	—	—	—
Total Interest Income	34,214	33,884	33,046	32,932	32,289

Interest Expense
Interest on deposits	3,429	3,137	3,006	3,011	2,898
Interest on short-term borrowings	157	188	90	86	107
Interest on long-term debt	181	179	172	167	164
Total Interest Expense	3,767	3,504	3,268	3,264	3,169
Net Interest Income	30,447	30,380	29,778	29,668	29,120
Provision for loan losses	681	1,301	1,432	1,122	539
Net Interest Income After Provision for Loan Losses	29,766	29,079	28,346	28,546	28,581

Non-Interest Income
Gains on sale of investment securities	4,276	—	2,668	845	—
Service charges	6,730	6,995	6,842	6,564	6,303
Bankcard revenue	4,140	4,142	4,216	4,190	3,967
Trust and investment management fee income	1,386	1,597	1,329	1,371	1,276
Bank owned life insurance	1,229	952	846	768	760
Other income	746	685	846	843	821
Total Non-Interest Income	18,507	14,371	16,747	14,581	13,127

Non-Interest Expense
Salaries and employee benefits	13,078	12,427	12,993	12,790	12,673
Occupancy and equipment	2,838	2,792	2,759	2,708	2,836
Depreciation	1,525	1,516	1,585	1,567	1,567
FDIC insurance expense	375	137	508	512	465
Advertising	733	445	667	778	716
Bankcard expenses	943	1,011	1,188	1,016	938
Postage, delivery, and statement mailings	555	492	517	506	565
Office supplies	361	320	325	366	353
Legal and professional fees	449	515	869	437	366

Telecommunications	484	494	459	431	428
Repossessed asset losses, net of expenses	336	244	305	53	288
Other expenses	2,923	2,063	3,109	3,119	2,945
Total Non-Interest Expense	24,600	22,456	25,284	24,283	24,140
Income Before Income Taxes	23,673	20,994	19,809	18,844	17,568
Income tax expense	7,647	6,338	6,577	6,303	5,866
Net Income Available to Common Shareholders	$16,026	$14,656	$13,232	$12,541	$11,702

Distributed earnings allocated to common shareholders	$6,782	$6,428	$6,376	$6,375	$6,365
Undistributed earnings allocated to common shareholders	9,067	8,051	6,699	6,016	5,206
Net earnings allocated to common shareholders	$15,849	$14,479	$13,075	$12,391	$11,571

Average common shares outstanding	15,252	14,894	14,899	14,889	14,916
Shares for diluted earnings per share	15,277	14,914	14,909	14,902	14,927

Basic earnings per common share	$1.04	$0.97	$0.88	$0.83	$0.78
Diluted earnings per common share	$1.04	$0.97	$0.88	$0.83	$0.78

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Assets
Cash and due from banks	$164,887	$62,263	$57,233	$69,933	$165,134
Interest-bearing deposits in depository institutions	25,925	25,876	7,576	8,643	10,031
Cash and cash equivalents	190,812	88,139	64,809	78,576	175,165

Investment securities available-for-sale, at fair value	470,098	450,083	434,717	409,039	362,282
Investment securities held-to-maturity, at amortized cost	72,308	75,169	79,499	83,208	86,518
Other securities	10,240	14,352	11,895	10,203	9,960
Total investment securities	552,646	539,604	526,111	502,450	458,760

Gross loans	3,074,173	3,046,226	2,957,912	2,903,398	2,877,117
Allowance for loan losses	(19,209)	(19,730)	(19,550)	(19,139)	(19,315)
Net loans	3,054,964	3,026,496	2,938,362	2,884,259	2,857,802

Bank owned life insurance	101,481	100,732	100,293	99,446	98,679
Premises and equipment, net	73,805	75,165	75,589	75,040	75,965
Accrued interest receivable	8,644	8,408	7,986	8,428	8,517
Net deferred tax assets	24,606	28,043	23,179	23,995	27,541
Intangible assets	79,000	79,135	79,284	79,433	79,581
Other assets	38,029	38,681	50,748	55,234	47,656
Total Assets	$4,123,987	$3,984,403	$3,866,361	$3,806,861	$3,829,666

Liabilities
Deposits:
Noninterest-bearing	$714,791	$672,286	$669,865	$651,867	$666,523
Interest-bearing:
Demand deposits	743,246	695,891	713,642	701,248	711,366
Savings deposits	874,031	822,057	765,195	758,323	780,982
Time deposits	1,060,690	1,041,419	1,030,584	1,030,841	1,028,400
Total deposits	3,392,758	3,231,653	3,179,286	3,142,279	3,187,271
Short-term borrowings
Federal Funds purchased	—	64,100	6,000	—	—
Customer repurchase agreements	186,686	184,205	173,384	153,674	156,714
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	46,402	45,512	56,412	66,054	51,068
Total Liabilities	3,642,341	3,541,965	3,431,577	3,378,502	3,411,548

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	46,518	46,249	46,249	46,249
Capital surplus	140,305	112,873	105,996	105,648	106,137
Retained earnings	426,126	417,017	408,823	402,044	395,963
Cost of common stock in treasury	(126,265)	(126,958)	(127,538)	(127,619)	(129,142)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(1,479)	(2,352)	6,013	6,796	3,670
Underfunded pension liability	(4,660)	(4,660)	(4,759)	(4,759)	(4,759)
Total Accumulated Other Comprehensive Loss	(6,139)	(7,012)	1,254	2,037	(1,089)
Total Stockholders' Equity	481,646	442,438	434,784	428,359	418,118
Total Liabilities and Stockholders' Equity	$4,123,987	$3,984,403	$3,866,361	$3,806,861	$3,829,666

Regulatory Capital
Total CET 1 capital	$409,533	$371,677	$355,934	$349,100	$341,165
Total tier 1 capital	425,533	387,677	371,934	365,100	357,165
Total risk-based capital	445,938	408,406	392,258	384,855	377,003
Total risk-weighted assets	2,807,347	2,772,456	2,737,721	2,642,040	2,550,739

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

Residential real estate (1)	$1,444,795	$1,451,461	$1,445,242	$1,417,137	$1,395,670
Home equity - junior liens	139,165	141,965	141,616	142,827	142,694
Commercial and industrial	205,011	185,667	176,387	171,362	165,549
Commercial real estate (2)	1,250,106	1,229,516	1,158,088	1,135,493	1,135,625
Consumer	32,043	32,545	33,614	33,799	34,754
DDA overdrafts	3,053	5,071	2,965	2,780	2,825
Gross Loans	$3,074,173	$3,046,225	$2,957,912	$2,903,398	$2,877,117

Construction loans included in:
(1) - Residential real estate loans	$9,777	$14,182	$12,284	$12,344	$13,966
(2) - Commercial real estate loans	18,499	12,840	7,309	2,237	15,172

Secondary Mortgage Loan Activity
Mortgage loans originated	$3,951	$6,444	$5,624	$3,103	$2,809
Mortgage loans sold	6,118	4,936	5,836	3,183	3,107
Mortgage loans gain on loans sold	167	107	129	80	58

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Allowance for Loan Losses
Balance at beginning of period	$19,730	$19,550	$19,139	$19,315	$19,251

Charge-offs:
Commercial and industrial	(53)	—	(103)	(44)	(1)
Commercial real estate	(180)	(463)	(142)	(769)	(302)
Residential real estate	(626)	(453)	(539)	(337)	(405)
Home equity	(121)	(90)	(125)	(69)	(106)
Consumer	(6)	(24)	(20)	(44)	(38)
DDA overdrafts	(636)	(395)	(378)	(321)	(318)
Total charge-offs	(1,622)	(1,425)	(1,307)	(1,584)	(1,170)

Recoveries:
Commercial and industrial	2	1	9	3	1
Commercial real estate	11	40	43	20	384
Residential real estate	25	74	23	51	39
Home equity	—	—	—	—	—
Consumer	11	9	28	52	29
DDA overdrafts	371	180	183	160	242
Total recoveries	420	304	286	286	695

Net charge-offs	(1,202)	(1,121)	(1,021)	(1,298)	(475)
Provision for (recovery of) acquired loans	(19)	(1)	(4)	128	40
Provision for loan losses	700	1,302	1,436	994	499
Balance at end of period	$19,209	$19,730	$19,550	$19,139	$19,315

Loans outstanding	$3,074,173	$3,046,226	$2,957,912	$2,903,398	$2,877,117
Allowance as a percent of loans outstanding	0.62%	0.65%	0.66%	0.66%	0.67%
Allowance as a percent of non-performing loans	167.7%	140.1%	129%	124%	120.4%

Average loans outstanding	$3,055,979	$3,006,426	$2,919,756	$2,891,292	$2,864,943
Net charge-offs (annualized) as a percent of average loans outstanding	0.16%	0.15%	0.14%	0.18%	0.07%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Nonaccrual Loans
Residential real estate	$2,810	$4,302	$3,919	$2,531	$2,977
Home equity	114	100	154	165	152
Commercial and industrial	1,353	1,958	2,441	2,724	2,967
Commercial real estate	7,141	7,341	8,077	9,779	9,718
Consumer	—	—	—	—	—
Total nonaccrual loans	11,418	13,701	14,591	15,199	15,814
Accruing loans past due 90 days or more	35	382	569	241	225
Total non-performing loans	11,453	14,083	15,160	15,440	16,039
Other real estate owned	4,405	4,588	5,435	5,868	6,054
Total non-performing assets	$15,858	$18,671	$20,595	$21,308	$22,093

Non-performing assets as a percent of loans and other real estate owned	0.52%	0.61%	0.69%	0.73%	0.77%

Past Due Loans
Residential real estate	$3,876	$6,074	$5,713	$5,490	$5,045
Home equity	301	673	925	595	595
Commercial and industrial	611	94	399	304	343
Commercial real estate	1,014	1,115	1,275	1,746	2,138
Consumer	38	39	104	150	82
DDA overdrafts	330	599	554	290	514
Total past due loans	$6,170	$8,594	$8,970	$8,575	$8,717

Total past due loans as a percent of loans outstanding	0.20%	0.28%	0.30%	0.30%	0.30%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$20,294	$20,643	$19,944	$19,685	$18,306
Home equity	3,104	3,105	3,159	2,873	2,878
Commercial and industrial	38	42	46	50	54
Commercial real estate	8,513	5,525	2,718	2,743	523
Consumer	—	—	—	—	—
Total accruing TDRs	$31,949	$29,315	$25,867	$25,351	$21,761

Non-Accruing
Residential real estate	$100	$172	452	$390	$36
Home equity	30	30	85	44	—
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$130	$202	$537	$434	$36

Total TDRs	$32,079	$29,517	$26,404	$25,785	$21,797

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,591,255	$15,479	3.95%	$1,597,711	$15,469	3.85%	$1,531,966	$14,918	3.92%
Commercial, financial, and agriculture (2)	1,429,075	13,598	3.86%	1,372,197	13,518	3.92%	1,294,345	12,919	4.01%
Installment loans to individuals (2), (3)	35,650	581	6.61%	36,518	696	7.59%	38,632	721	7.51%
Previously securitized loans (4)	***	447	***	***	443	***	***	369	***
Total loans	3,055,979	30,105	4.00%	3,006,426	30,126	3.99%	2,864,943	28,927	4.06%
Securities:
Taxable	458,295	3,444	3.05%	479,272	3,277	2.72%	421,289	3,005	2.87%
Tax-exempt (5)	84,784	1,019	4.87%	64,351	739	4.57%	41,898	549	5.27%
Total securities	543,079	4,463	3.33%	543,623	4,016	2.94%	463,187	3,554	3.09%
Deposits in depository institutions	16,826	3	0.07%	11,117	—	—	10,529	—	—
Total interest-earning assets	3,615,884	34,571	3.88%	3,561,166	34,142	3.81%	3,338,659	32,481	3.91%
Cash and due from banks	81,629			68,514			81,569
Premises and equipment, net	74,768			75,744			76,945
Other assets	253,378			249,271			256,329
Less: Allowance for loan losses	(20,150)			(20,024)			(20,591)
Total assets	$4,005,509			$3,934,671			$3,732,911

Liabilities:
Interest-bearing demand deposits	$708,434	$157	0.09%	$689,784	$157	0.09%	$677,849	$145	0.09%
Savings deposits	831,639	324	0.16%	793,362	276	0.14%	767,262	228	0.12%
Time deposits (2)	1,052,218	2,948	1.14%	1,036,103	2,704	1.04%	1,019,416	2,525	1.00%
Short-term borrowings	195,626	157	0.33%	233,192	188	0.32%	162,046	107	0.27%
Long-term debt	16,495	181	4.45%	16,495	179	4.32%	16,495	164	4.00%
Total interest-bearing liabilities	2,804,412	3,767	0.54%	2,768,936	3,504	0.50%	2,643,068	3,169	0.48%
Noninterest-bearing demand deposits	690,243			680,604			630,524
Other liabilities	43,655			42,354			40,198
Stockholders' equity	467,199			442,777			419,121
Total liabilities and
stockholders' equity	$4,005,509			$3,934,671			$3,732,911
Net interest income		$30,804			$30,638			$29,312
Net yield on earning assets			3.45%			3.42%			3.53%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$138	$160	$181
Commercial, financial, and agriculture	174	145	394
Installment loans to individuals	9	13	54
Time deposits	17	148	148
	$338	$466	$777

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Net Interest Income/Margin
Net interest income, fully taxable equivalent	$30,804	$30,638	$30,002	$29,863	$29,312
Taxable equivalent adjustment	(357)	(258)	(224)	(195)	(192)
Net interest income ("GAAP")	$30,447	$30,380	$29,778	$29,668	$29,120

Average interest earning assets	$3,615,884	$3,561,166	$3,433,673	$3,369,565	$3,338,659
Net Interest Margin	3.45%	3.42%	3.48%	3.56%	3.53%

Net interest income, fully taxable equivalent, excluding accretion	$30,466	$30,172	$29,361	$28,840	$28,535
Taxable equivalent adjustment	(357)	(258)	(224)	(195)	(192)
Accretion related to fair value adjustments	338	466	641	1,023	777
Net interest income ("GAAP")	$30,447	$30,380	$29,778	$29,668	$29,120

Average interest earning assets	$3,615,884	$3,561,166	$3,433,673	$3,369,565	$3,338,659
Net Interest Margin (excluding accretion)	3.42%	3.37%	3.40%	3.44%	3.44%

Tangible Equity Ratio (period end)
Tangible common equity to tangible assets	9.95%	9.3%	9.39%	9.38%	9.03%
Effect of goodwill and other intangibles, net	1.72%	1.8%	1.86%	1.89%	1.89%
Equity to assets ("GAAP")	11.68%	11.1%	11.25%	11.27%	10.92%

Income tax expense ("GAAP")	$7,647	$6,338	$6,577	$6,303	$5,866
FIN 48	—	554	—	—	—
Income tax expense, excluding FIN 48	$7,647	$6,892	$6,577	$6,303	$5,866

Income before income taxes	23,673	20,994	19,809	18,844	17,568

Effective tax rate, excluding FIN 48	32.3%	32.8%	33.2%	33.4%	33.4%
Effective tax rate ("GAAP")	32.3%	30.2%	33.2%	33.4%	33.4%